Exhibit 99.2

SPECIAL MEETING OF STOCKHOLDERS OF

INNOVUS PHARMACEUTICALS, INC.

[●], 2020

PROXY VOTING INSTRUCTION

INTERNET - Access “[●]” and follow the on-screen instructions. Have your proxy card available when you access the web page.
TELEPHONE - Call toll-free [●] in the United States from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.	COMPANY NUMBER
Vote online/phone until [●] PM EDT the day before the meeting.	ACCOUNT NUMBER
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON - You may vote your shares in person by attending the Special Meeting.

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL FOR THE SPECIAL MEETING: The Notice of Special Meeting of Stockholders and Proxy Statement are available at www.proxyvote.com.
↓ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ↓
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of September 12, 2019, as it may be amended from time to time, among Aytu BioScience, Inc., Aytu Acquisition Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Aytu, and Innovus, pursuant to which Merger Sub will be merged with and into Innovus with Innovus surviving the merger as a wholly-owned subsidiary of Aytu (a copy of the merger agreement is attached as Annex A to the accompanying joint proxy statement/prospectus).	FOR ☐	AGAINST ☐	ABSTAIN ☐
2.	to ratify the appointment of Hall & Company, Inc., an independent registered public accounting firm, as our independent auditors for the fiscal year ending December 31, 2020	FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	to consider and vote on a proposal to approve the adjournment from time to time of the special meeting of stockholders of Innovus, which is referred to in this notice as the Innovus special meeting, if necessary to solicit additional proxies if there are not sufficient votes to approve the various matters being submitted to stockholders at the time of the Innovus special meeting or any adjournment or postponement thereof..	FOR ☐	AGAINST ☐	ABSTAIN ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.